Exhibit 99.1

                            Joint Filer Information

Date of Event Requiring Statement:         May 14, 2007

Issuer Name and Ticker or Trading Symbol:  Celanese Corporation (CE)

Designated Filer:                          Blackstone Management
                                           Partners IV L.L.C.

Other Joint Filers:                        Peter G. Peterson and
                                           Stephen A. Schwarzman

Addresses:                                 The principal business address of
                                           each of the Joint Filers above is
                                           c/o The Blackstone Group,
                                           345 Park Avenue
                                           New York, New York 10154

Signatures:
                                           By:  /s/ Peter G. Peterson
                                                ---------------------
                                                 Peter G. Peterson

                                           By:  /s/ Stephen A. Schwarzman
                                                -------------------------
                                                 Stephen A. Schwarzman